EX-4.2

                                                                  EXECUTION COPY

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT OR SUCH SECURITIES, WHICH
COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS WARRANT OR SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED,
ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.


         THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.


                                SHEERVISION, INC.

                            WARRANTS FOR THE PURCHASE
                                       OF
               SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE

NO.

         THIS CERTIFIES that, for consideration, the receipt and sufficiency of which are hereby acknowledged, and other value received, NORTHEAST SECURITIES, INC. (the "HOLDER") is entitled to subscribe for, and purchase from, SHEERVISION, INC., a California corporation (the "COMPANY"), upon the terms and conditions set forth herein, at any time or from time to time after the Initial Exercise Date (as herein after defined) until 5:00 P.M. New York City local time on the fifth anniversary of the Initial Exercise Date (the "EXERCISE PERIOD"), up to an aggregate of 25,000 shares of common stock, par value $0.001 per share (the "COMMON STOCK"), of the Company. This Warrant is initially exercisable at $2.70 per share; provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Warrant, including the exercise price and the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term "EXERCISE PRICE" shall mean, depending on the context, the initial exercise price (as set forth above) or the adjusted exercise price per share.


         As used herein, the term "THIS WARRANT" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. Each share of Common Stock issuable upon the exercise hereof shall be hereinafter referred to as a "WARRANT SHARE".

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         1.       This  Warrant may be  exercised  during the  Exercise  Period, either in whole or in part, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at 4040 Palos Verdes North, Suite 105, Rolling Hills Estates, California 90274, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the product of the Exercise Price and the number of Shares for which this Warrant is being exercised.

         2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Shares, notwithstanding that the transfer books of the Company shall then be closed or certificates representing the Warrant Shares with respect to which this Warrant was exercised shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a Warrant evidencing the right of the Holder to purchase the balance of the aggregate number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

         3. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "WARRANT REGISTER") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable on the books of the Company only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his, her, or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations thereunder.

         4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all Warrant Shares which may be issued upon the

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exercise of the purchase rights  represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue), without any personal liability attaching to the ownership thereof and will not be issued in violation of any preemptive or similar rights of stockholders. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed.

         5. (a) (i) The Exercise Price for the Warrants in effect from time to time, and the number of shares of Common Stock issuable upon exercise of the Warrants, shall be subject to adjustment, as follows: in the event that the Company shall at any time after the date hereof (A) declare a dividend on the outstanding Common Stock payable in shares of its capital stock,
(B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price per Warrant Share in effect at the time of the record date for the determination of stockholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action. Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective at the close of business on such record date or at the close of business on the date immediately preceding such effective date, as applicable.

                  (ii) (A) If at any time or from time to time after the original issuance date of this Warrant, the Company issues or sells, or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Shares of Common Stock (as defined in subsection (ii)(D) below), other than as a result of, or in connection with, any action referenced in
Section  5(a)(i)  hereof,  for an  Effective  Price (as  defined  in  subsection
(a)(ii)(D) below) less than the then effective Exercise Price, then in each such case the then existing Exercise Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the then effective Exercise Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (a)(ii)(B)) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Exercise Price and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below)

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

immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall the number of shares of Common Stock actually outstanding No adjustment shall be made to the Exercise Price in an amount less than one cent per share. Any adjustment otherwise required by this Section 5(a)(ii)(A) that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Exercise Price.

                           (B)      For the  purpose  of making  any  adjustment
required under this Section 5(a)(ii)(B), the consideration received by the Company for any issue or sale of securities shall (1) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (2) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (3) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection (a)(ii)(E)(3)) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                           (C)      For the purpose of the  adjustment  required
under this Section 5(a)(ii), if the Company issues or sells (i) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "CONVERTIBLE SECURITIES") or
(ii) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Exercise Price the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; PROVIDED that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; PROVIDED FURTHER that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; PROVIDED FURTHER that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible

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Securities  is  subsequently  increased,  the  Effective  Price  shall  be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Conversion Exercise, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible
Securities.   If  any  such  rights  or  options  or  the  conversion  privilege represented by any such Convertible Securities shall expire without having been exercised, the Exercise Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Exercise Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, PROVIDED that such readjustment shall not apply to prior conversions of Notes or Warrants.

                           (D)      "ADDITIONAL  SHARES OF COMMON  STOCK"  shall
mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(a)(ii), other than (1) shares of Common Stock issued upon conversion of the Notes or the Warrants, (2) shares of Common Stock issued as a result of, or in connection with, any action referenced in Section 5(a)(i) hereof, and (3) issuances of equity securities to employees or consultants, of the Company in one or more transaction(s) approved by Board of Directors or in mergers or acquisitions approved by the Board of Directors. References to Common Stock in the subsections of this clause (D) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this
Section 5(a)(ii). The "EFFECTIVE PRICE" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 5(a)(ii), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 5(a)(ii)(D), for such Additional Shares of Common Stock.

                           (E)      Further,   in  the   event   of   any   such
adjustment, the number of Warrant Shares shall be adjusted to equal the quotient of (1) divided by (2), where (1) equals the product of number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such adjustment multiplied by the Exercise Price per Warrant Share immediately prior to such adjustment, and where (2) equals the Exercise Price immediately following such adjustment.

                  (b) As used herein, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last

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reported  sales price  regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the Nasdaq National Market) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through the Nasdaq SmallCap Market or a similar organization if the Nasdaq SmallCap Market is no longer reporting such information. If, on any such date, the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted on the Nasdaq SmallCap Market or any similar organization, the Current Market Price shall be deemed to be the fair value of a share of Common Stock on such date, as determined in good faith by the Board of Directors of the Company, absent manifest error.

                  (c) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (d) In any case in which this Section 5 shall require that an adjustment in the number of Warrant Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares issuable upon such exercise on the basis of the number of shares of Common Stock outstanding or in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

                  (e) Whenever there shall be an adjustment as provided in this Section 5, the Company shall within 15 days thereafter cause written notice thereof to be sent by registered or certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable and the Exercise Price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                  (f) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share of capital stock would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of this Warrant.

                  (g) No adjustment in the Exercise Price per Warrant Share shall be required if such adjustment is less than $.005; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

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         6.       (a)      In case of any capital reorganization,  other than in
the cases referred to in Section 5(a) hereof,  or the consolidation or merger of
the  Company  with  or  into  another   corporation  (other  than  a  merger  or
consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being
hereinafter   collectively  referred  to  as  "REORGANIZATIONS"),   there  shall
thereafter be deliverable upon exercise of this Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the respective number of Warrant Shares which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such Reorganization if this Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by, and set forth in, a supplemental agreement between the Company, or any successor thereto, and the Holder, with respect to this Warrant, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless, upon or prior to the consummation thereof, the successor corporation, or, if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash, or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions. In
the  event  of  sale,   lease,  or  conveyance  or  other  transfer  of  all  or
substantially all of the assets of the Company as part of a plan for liquidation of the Company, all rights to exercise this Warrant shall terminate 30 days after the Company gives written notice to the Holder and each registered holder of a Warrant that such sale or conveyance or other transfer has been consummated.

         (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder or holders of this Warrant shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of Warrant Shares for which this Warrant might have been exercised immediately prior to such reclassification, change,

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consolidation,  or merger.  Thereafter,  appropriate provision shall be made for
adjustments   which  shall  be  as  nearly  equivalent  as  practicable  to  the adjustments in Section 5.

         (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

         7.       In case at any time the Company shall propose:

         (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

         (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

         (c) to effect any reclassification or change of outstanding shares of Common Stock or any consolidation, merger, sale, lease, or conveyance of property, as described in Section 6; or

         (d) to effect any liquidation, dissolution, or winding-up of the Company; or

         (e) to take any other action which would cause an adjustment to the Exercise Price per Warrant Share;

then, and in any one or more of such cases, the Company shall give written notice thereof by registered or certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price per Warrant Share.

         8. The issuance of any shares or other securities upon the exercise of this Warrant and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         9. Unless registered, the Warrant Shares issued on exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates representing the Warrant Shares shall bear the following legend:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT OR SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS WARRANT OR SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

         10. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like date, tenor and denomination , in lieu of such Warrant or stock certificate

         11.      (a)      The Holder of any Warrant  shall not have,  solely on
account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

                  (b) No provision hereof, in the absence of affirmative action by Holder to Warrant Shares, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

         12.      (a)      This Warrant  shall be construed in  accordance  with
the laws of the State of California applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

                  (b) EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE FEDERAL COURTS SITTING IN THE STATE OF CALIFORNIA IN ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT THAT SITS IN THE COUNTY OF LOS ANGELES OR ORANGE, AND ACCORDINGLY, EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5.05. NOTHING IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  (c) EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE PARTIES (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.



Dated: September 19, 2005

                                               SHEERVISION, INC.


                                               BY: /s/ Suzanne Lewsadder
                                                   -----------------------------
                                                      NAME:  Suzanne Lewsadder
                                                      TITLE: CEO



[Seal]


/s/ Suzanne Lewsadder
-------------------------
Secretary

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

         FOR VALUE RECEIVED, ______________________ hereby sells, assigns, and transfers unto _________________ a Warrant to purchase __________ shares of Common Stock, par value $0.001 per share, of SheerVision, Inc., a California corporation (the "Company"), and does hereby irrevocably constitute and appoint ___________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: _________________

                                         Signature_______________________



                                     NOTICE

         The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

                              ELECTION TO EXERCISE

To:      SheerVision, Inc.

         The undersigned hereby exercises his, her, or its rights to purchase shares of Common Stock, par value $0.001 per share (the "Common Stock"), of SheerVision, Inc., a California corporation (the "Company"), covered by the within Warrant and tenders payment herewith in the amount of $____________ in accordance with the terms thereof, and requests that certificates for the securities constituting such shares of Common Stock be issued in the name of, and delivered to:








                    (Print Name, Address, and Social Security
                          or Tax Identification Number)


and, if such number of shares of Common Stock shall not constitute all such shares of Common Stock covered by the within Warrant, that a new Warrant for the balance of the shares of Common Stock covered by the within Warrant shall be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated: __________________                   Name________________________
                                                  (Print)

Address:



                                            _________________________
                                                (Signature)